EXHIBIT 99.1

Presentation - March 5, 2009, 8:00 a.m. ET

NATIONAL PENN

BANKING | INSURANCE | INVESTMENTS | TRUST

National Penn
Bancshares, Inc.

Engineered for Success
KBW Regional Bank Conference
March 2009

Thank you to KBW for inviting us to present today and good morning to all of you.

I’m Scott Fainor, Chief Operating Officer of National Penn Bancshares.

I am joined by Mike Reinhard, our Chief Financial Officer, who will also provide his comments.

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Safe Harbor
Regarding Forward-Looking
Statements

This presentation contains forward-looking information about National Penn Bancshares, Inc. that is intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as "believe,"
"expect," "may," "will," "should,'' "project," "plan,'' "seek," "intend,'' or "anticipate'' or the negative thereof or comparable terminology, and include discussions of strategy, financial projections and estimates and their underlying assumptions, statements regarding plans, objectives, expectations or consequences of announced transactions, and statements about the future performance, operations, products and services of National Penn Bancshares and its subsidiaries. National Penn Bancshares cautions readers not to place  undue reliance on these statements.
National Penn Bancshares' business and operations are subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following:
ineffectiveness of National Penn's business strategy due to changes in current or future market conditions; the effects of competition, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products and services; interest rate movements; inability to achieve merger-related synergies; difficulties in integrating distinct business operations, including information technology difficulties; disruption from announced transactions, and resulting difficulties in maintaining relationships with customers and employees; and challenges in establishing and maintaining operations in new markets. The foregoing review of important factors should be read in conjunction with the other cautionary statements that are included in National Penn Bancshares' Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as well as in other documents filed by National Penn Bancshares after the date thereof. National Penn Bancshares makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.

This slide contains our legal disclaimers related to forward-looking information.  Please note that our presentation will be filed with the SEC as well as available on our web site.

For further update of our risk factors, please see our Annual Report on Form 10-K for 2008, which was filed earlier this week.

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The Right Focus in this
Environment
● Consistent business strategies
● Building capital
● Diversified sources of funding - focus
 on deposits
● Credit quality better than peers
● Diversifying sources of revenue
● Effective cost control

For today’s discussion, I will provide an overview of National Penn, Mike will review our strategic focus, and then I’ll return for a wrap-up of investment considerations.

This slide reviews today’s takeaways about National Penn.  While our core business strategies that have supported our record of success have remained consistent over time, good companies also need to adjust with the environment.  We believe that the elements on this slide are the most critical for continued success through these challenging times.  We’ll review these items in detail in our presentation today.

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Snapshot as of December 31, 2008
● Founded 1874, headquartered in
 eastern PA
● NASDAQ ticker: NPBC
● $9.4 billion in total assets
● 127 community offices
● Part of S&P SmallCap 600 Index
● Successful acquirer/integrator
 over the past 18 years:
 – 11 community banks and thrifts
 – 5 branch transactions
 – 5 insurance agencies
 – 1 wealth entity

National Penn is 134 years old and is based in Boyertown, Pennsylvania – a short drive from Philadelphia.  Our 127 community offices are spread throughout eastern Pennsylvania, with two of our 127 in northern Delaware and one in Maryland. Our institutional ownership percentage has steadily increased over the past year, and is now in excess of 50%.  We’ve also seen enhanced liquidity in our stock as we trade, on average, in excess of 1 million shares per day.  We consider the integration of acquisitions to be one of our core competencies.  We have successfully integrated 22 acquisitions over the past 18 years.

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Pennsylvania
Centre
Luzerne
Monroe
Carbon
Northampton
Schuylkill
Lehigh
Berks
Bucks
New Jersey
Montgomery
Lancaster
Chester
Philadelphia
York
Delaware
Cecil
New Castle
Maryland
Delaware

NATIONAL PENN

Located in the Heart of the Vibrant
 Mid-Atlantic Region

Pennsylvania is at the crossroads of one of the most attractive financial services markets in the country.  Mega banks, such as M&T, TD Banknorth, Citizens, PNC, Bank of America, and Wells Fargo have all moved into the area, and more recently, de novo banks have established themselves as well.

National Penn is fortunate to be able to do a significant amount of business in some of the strongest counties demographically in Pennsylvania, and now in the desirable state of Delaware with our acquisition of Christiana Bank & Trust in January 2008.

We continue to build upon our solid community banking foundation, as well as to further diversify our fee income lines of business, including insurance and wealth management.  Our acquisition of Christiana, as well as our February 2008 acquisition of KNBT Bancorp, were important catalysts to this strategic goal.

We feel that our Company is now, more than ever, strategically positioned to continue to compete with the larger, and smaller, institutions that have joined our market.

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Relationship-based Business
Model
● 5 geographic regions
 – each lead by a Regional President
● Interaction between regions and business
 lines
● Client contact is highly decentralized
● Support activities are highly centralized
● Relationship approach
 – client perceives bank as locally run
 – broad array of products and services
 – responsive, focused, deepen relationships

National Penn’s strategic differentiator is our relationship-based business model.  Our Company is organized around 5 geographic regions as the cornerstone of this strategy.  Our regional presidents, who have a good deal of decision-making autonomy, create the look and feel of a locally run bank.  The hidden strength of this model is the centralized operational support that allows the regional relationship managers to concentrate on their clients and work with our specialized business units to deliver the products and services that their clients need.  In this way, we offer personalized and responsive service with all the products and services offered by our larger competitors, in a cost effective manner.

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BANKING
Scope of Operations
● Eastern/central PA
 and northern DE
 and MD
● 127 Community
 offices
● 146 ATMs
Market Focus
● Retail clients in
 footprint
● Commercial clients
 in footprint
● Government and not
 -for-profit clients
Diversified Lines of Business -
Banking, Insurance,
Investments, Trust

National Penn delivers banking, insurance, and wealth products and services to its clients.  Our product line-up provides not only traditional loan and deposit products and services, but also includes private banking, middle market lending, SBA, leasing, international client support services, and sophisticated corporate cash management services.

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INSURANCE
Scope of Operations
● Primarily eastern PA,
 but licensed in 27 states
● 8 locations and 25 agents

● $300 million in
 annual premiums
Market Focus
● Personal lines
 products
● Commercial lines
 products
● Employer sponsored
 employee benefit
 programs
Diversified Lines of Business -
Banking, Insurance,
Investments, Trust

Our insurance group is directly licensed with over 50 carriers, writes over $300 million in premiums per year, and contributed over $15 million of revenue in 2008.  58% of their business is from health and benefit program sales and the remaining 42% is from property and casualty insurance.  One unique and profitable feature of our insurance group is a wholesale health, life, and disability unit that serves as a preferred provider for Capital Blue Cross, Highmark Blue Shield, and United Health Care in the state of Pennsylvania.

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WEALTH
Scope of Operations
● Primarily national with a
 growing international
 business
● Full array of wealth
 management products
 and services
● Assets under management or
 administration = $7.9 billion
Market Focus
 A collection of boutique
 wealth management
 companies who specialize in
 a specific segment:
● Individuals,
 institutions in need of
 wealth management
● “Delaware Advantage”
● 401k Plan advisory
Diversified Lines of Business -
Banking, Insurance,
Investments, Trust

Our full collection of boutique wealth management companies includes traditional trust services, retail brokerage, and 401K Plan advisory.  Our wealth group serves clients throughout the nation using a network of attorneys and other referral sources.  Through our Delaware operation, in addition to our U.S. clients, we offer the advantage of the State of Delaware’s unique regulatory and legal climate for clients around the world.   This environment makes a Delaware trust company the choice for corporations and individuals wishing to accumulate assets and manage wealth – something we’ve called the “Delaware Advantage”.  Our wealth group also has a satellite office in Nevada, a state that provides much the same advantages as Delaware.

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100%
80%
60%
40%
20%
0%
Loans
Deposits
6.3%
5.3%
19.4%
15.6%
6.9%
3.2%
65.6%
61.9%
2005
2006
2007
2008

NATIONAL PENN

Growth in:
Solid Asset Growth Primarily
Funded by Local Deposits

Our overall strategy has been to balance organic growth and growth through acquisition – and we are challenged by our Board to do both.  Prior to our most recent acquisitions in 2008, we have reflected about a 50/50 balance of organic to acquisition growth.

Through our acquisitive periods, we maintain our focus on organic growth.  This slide depicts loan and deposit growth.  2008’s growth primarily reflects the acquisition of KNBT.  National Penn has historically focused on quality loan growth funded by reasonably priced local deposits.  To the extent that loan growth exceeds deposit growth, and as you can see this usually occurs as we maintain a strict deposit pricing discipline, we make ample use of overnight fed funds combined with opportunistic use of term wholesale funding during times of attractive pricing.

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	Northampton	Lehigh	Berks	Centre	Chester
% of National Penn Deposits	17.7%	9.0%	20.4%	5.3%	14.1%
Market Rank	1	2	2	2	3
Market Share	22.5%	9.4%	14.2%	16.5%	9.2%
# Offices	23	16	20	5	19
Strong Market Share in Core Counties

We have achieved a strong share of market in the counties at the heart of our footprint.  Our ultimate goal, in the specific counties that we target, is to achieve a market share of at least top five.  Not that market share is necessarily the goal, but if we’re doing the right things in a targeted market, a dominant market position will be the result.

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Excludes net gains from fair value adjustmentsand non-recurringloss

NATIONAL PENN

Total
Revenues
$383.9
Million
Wealth 8.3%
Insurance 4.0%
Other  6.4%
Deposit Fees 10.3%
12 Months ending
December 31, 2008
Net Interest Income  71.0%
Diverse Sources of Revenue

One of our strategic goals is to diversify our sources of revenue, and during 2008, Non-Interest Income was 29% of total revenue. Over the past few years, the dollars of revenue contributed by our insurance and wealth groups has doubled, providing a steady improvement toward our goal.

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65%
60%
55%
50%
60.89%
57.82%
57.54%
56.85%
53.50%
2004
2005
2006
2007
2008

Efficiency Ratio
Source: SNL Financial

Effective Cost Control

National Penn is very focused on cost control, and we are pleased to note that we achieved the stated expense reductions from our two acquisitions in 2008.  Our efficiency ratio has declined significantly over the past few years, and stood at 53.5% for 2008.  We believe that this record is especially impressive given the growth of our Wealth and Insurance groups which typically tend to increase the efficiency ratio due to their lower profit margin as compared to core banking.

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Consistent Business Strategies
● Balanced organic and acquisition
 growth
● Solid credit quality and prudent risk
 management practices
● Community banking market niche
● Profitable relationship development
● Diversified revenue streams
● Focus on shareholder value

National Penn’s consistent business strategies are key to its history of success.

If we leave you with anything about National Penn today, I hope you will remember these strategies as they truly represent who we are:
  Proven community banking delivery methods
  A responsible credit culture
  A balanced organic and acquisition growth strategy, and
  Continued diversification of revenue streams.
These are all important elements of an overarching goal of creating sustainable, profitable growth for longer-term rewards for shareholders.

To speak more about National Penn, I am pleased to introduce our CFO, Mike Reinhard.  Mike?

Thank-you Scott.  At National Penn, our primary focuses during this unprecedented time are Capital, Liquidity, and Asset Quality.  Therefore, I will spend my time today addressing those three factors.

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12%
10%
8%
6%
11.27%
11.81%
11.11%
10.81%
11.87%
2004
2005
2006
2007
2008

NATIONAL PENN

Total Risk Based Capital Ratio
Focused on Building Capital

At December 31, 2008, National Penn was in compliance with all applicable regulatory capital requirements.  National Penn and our primary banks, National Penn Bank and Christiana Bank & Trust, are all considered “well capitalized” as defined by banking regulators.

While our most recent strategic use of capital to acquire quality partners has leveraged our capital ratios, we also understand the need for retaining and replenishing capital to support shareholder value for the longer-term.  Therefore, in the context of the current environment, our focus has shifted from leveraging our capital to providing an even stronger capital base.

With that in mind, in December we received $150 million dollars under the Treasury Department’s Capital Purchase Program.  This $150 million dollars provides capital to supplement our regulatory capital ratios and will also provide capital for lending and other growth opportunities that we see in this market due to the challenges of some of our larger competitors.

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6%
5%
4%
5.21%
5.48%
5.01%
5.16%
5.00%
2004
2005
2006
2007
2008

Tangible Common Equity to Tangible Asset Ratio

Focused on Building Tangible
Common Equity

While we are currently comfortable with our regulatory capital ratios, we recognize that our tangible common equity ratio is lower than what is desired in this environment.  So let me tell you our strategies to build tangible common equity.

We started a year ago by discontinuing all common share repurchases and in August of last year, we made a decision to not declare a stock dividend as we have over a number of years.  The lack of a stock dividend helped our tangible common equity because our cash dividend would not be adjusted as a result of the stock dividend.

In November 2008, we made enhancements to our dividend reinvestment plan to provide a 10% discount on dividends reinvested, as well as for new cash purchases made under the plan.  We believe this provides an attractive incentive for increased participation in the Plan at a lower discount than if through a public offering.  So far, the results have been very encouraging.  During the first four months following these changes, optional cash contributions have been almost $15 million.  Prior to these changes, the average monthly optional cash contributions were approximately $35,000.  We plan to re-evaluate this strategy at the earlier of $50 million or December 31, 2009.

Another initiative to improve our tangible common equity is to moderate total asset growth.  Our primary focus in this regard is through the investment portfolio as we intend to only replace run-off to the extent that investments are needed for repo or pledging purposes.  Normally we might have grown our investment portfolio by 10%.  Therefore, if we target a 6.5% tangible common equity ratio, then this strategy is expected to preserve approximately $13 million in capital.

In addition to the items mentioned above, other items are under consideration.  Our list of possibilities includes strategies to reduce assets, changes to our cash dividend, or raise capital through a private or public offering. Obviously, some decisions are more difficult than others, but all issues will be considered in light of the economic climate, market conditions, the operating performance of National Penn and what we believe are ultimately the right decisions for our shareholders for the longer-term.

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12/31/2007 - $5.8 Billion 12/31/2008 - $9.3 Billion

10%
13%
9%
68%
13%
11%
7%
69%
Deposits
Short Term Borrowings
Long Term Borrowings
Capital

NPBC Unused Borrowing Capacity in Excess of
$1 Billion
Improved Sources of Funding

Regarding liquidity, our sources of funding improved during 2008 and now include a greater percentage of deposits and capital, with less reliance on borrowed funds. Our overarching goal in funds management is to generate reasonably priced deposits while maintaining our core deposit positions and overall liquidity to support loan growth.  While our loan to deposit ratio is slightly higher than our peers, we are comfortable with our liquidity position and believe that we have ample sources of funding to cover our anticipated asset growth.  We are focused on growing deposits, and believe that with this focus, our network of 127 community offices can supply the funds that we need.

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Prudent Risk Management
● Conservative approach to risk
 management
● Diversification by industry and
 customer segments
● Adequate reserves - strong coverage
 of non-performing assets
● Mid-Atlantic region faring better than
 most regions

Our culture of responsible lending and strong risk management practices continue to serve us well.    We continue to review and manage our concentrations by loan type and borrower on a regular basis.  Although our legal lending limit is over $100 million dollars, our largest commercial relationship – consisting of multiple credits – was $36 million dollars and the average loan size in our commercial portfolio was approximately $400,000 dollars.

Regarding the health of our region, while the real estate environment continues to play out, our market generally runs steadier than other markets in that it does not experience the dramatic upswings and downturns seen in other areas of the country.  However, as we are seeing a slowing in the sales pace of both new and existing homes, we continue to closely monitor this and the resultant economic drag that is impacting our business owners and residential developers.

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Percentage
0.6
0.4
0.2
0
0.15
0.26
0.27
0.24
0.33
0.39
3Q07
4Q07
1Q08
2Q08
3Q08
4Q08

Percentage
0.5
0.25
0
0.06
0.14
0.05
0.06
0.08
0.29
3Q07
4Q07
1Q08
2Q08
3Q08
4Q08

Non-Performing Assets
as a percentage
of total assets
Net Charge-offs
to average loans
(non-annualized)
Credit Quality Consistent with
Slowing Economy

Our non-performing assets as a percentage of total assets was 39 basis points at December 31, 2008.  While this level is elevated from the most recent quarters, we find that it is consistent with the trends in our slowing economy.  Total net charge-offs for the full year 2008 were 49 basis points.  It is important to note that National Penn’s non-performing assets and charge-offs were not a result of a consumer loan or residential mortgage issue, nor did they reflect any repercussions from sub-prime exposure.  Our charge-offs were driven by credits in the commercial and residential development segments of our portfolio.

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4.00%
3.00%
2.00%
1.00%
0.00%
0.36%
2.18%
0.49%
0.61%
1.33%
1.63%
2.26 X
0.71 X

Source: Peer information from SNL Financial
National Penn
Peers
Non-performing
assets
to total assets
Net Charge-
offs to
average loans
(last 12
months)
Allowance for
loan
loss to loans
Allowance for loan
loss to
 non-performing assets
Strong Credit Quality Versus Peers

While our non-performing assets and net charge-offs were elevated from historically low levels, our measures were better than peers. Although our peers’ reserves for loan losses to total loans were higher than our ratio, we focus in particular on reserve coverage of non-performing assets.  Our coverage of 2.26 times non-performing assets at December 31st, well exceeding our peer coverage of only .71.

The non-performing asset ratio on this page is lower than the ratio on the previous page because SNL does not include loans 90 days past due in their ratio.

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Agency, 1.1%
Corporate, 3.6%
Treasury, 1.1%
Muni, 44.8%
MBS, 49.4%

Total Investments
$1.92 Billion
Investment Portfolio
as of December 31, 2008

Regarding our roughly $2 billion investment portfolio, it is predominantly split between mortgage-backed securities and municipal bonds, with a smaller percentage allocation to corporate credits.  The corporate credits are trust preferred issues of banks and insurance companies, and we have discussed the quality of this segment of our portfolio and the possibility of impairment in detail throughout 2008.  The cost basis of these securities is approximately $164 million and they were rated BBB at the time of purchase.  During December, in the normal course of our monthly accounting process, we determined that we needed to record a non-cash, other-than-temporary impairment charge of $79.5 million related to $94 million of these securities. As you know, the accounting guidance for other-than-temporary impairment allows a degree of latitude, but expected cash flows play a major role in the determination of impairment.

With economic conditions leading to 25 bank failures in 2008 and the prediction of 200 failures in 2009, our assumptions of future cash flows changed, leading to this non-cash charge on specific pools.  Of the remaining $70 million where we did not incur an impairment charge, we continue to see a range of quality from good to deteriorating, but the overall quality of this portfolio continues to decline.  If impairment charges are necessary on this portion of the portfolio comparable to the charges we took in the fourth quarter, this would imply an after-tax charge of approximately $39 million. While this is a big number and we don’t take this lightly, we do feel that it is a manageable number that we can get behind us.  I’ll now turn our presentation back to Scott to offer his concluding comments.  Scott?

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Compelling
Investment Considerations
● Mid-Atlantic location of franchise
● Knowledgeable and experienced
 management team
● Prudent risk management practices
● Strong credit quality relative to peers
● Current focus on capital management,
 liquidity and overall asset quality
● Leveraging of customer base and market disruption
 opportunities across recently expanded footprint
      by cross selling a full array of banking, insurance,
 investments, and trust offerings

Thank-you Mike.

We clearly acknowledge that we, and most others in our industry, are operating in troubling times and the earnings performance of financial institutions will likely be challenged for the foreseeable future.  As such, we will focus on those things that we can control, capitalizing on the trust and confidence that we’ve built with our clients and shareholders.  For over 100 years, National Penn has been a positive influence in our communities, and our clients and shareholders recognize the stability of our Company.  We believe that relative to peers, we’ll make it through in better condition to capitalize on the opportunities that we expect to arise in this environment.

In conclusion, I’d like to recap some of the current and prospective reasons to consider including National Penn Bancshares in your portfolio:
  First, a terrific market area in the mid-Atlantic region,
  A leadership team of financial industry professionals who are experienced and prepared to weather this latest challenging environment,
  Prudent risk management practices,
  A culture of strong credit quality relative to peers,
  Our current strategic focus on capital management, liquidity - with a focus on deposits - and overall asset quality, and
  The current opportunity we have due to the disruptions in our market to leverage our existing and prospective customer base through cross-selling  our quality products and services.
We believe that our total returns over the longer-term is one of the best measures of how National Penn enhances shareholder value and we believe that we are well-positioned for success in these uncertain times.

Thank-you for your time today.  We would be pleased to answer any questions you may have.